UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2009

SOLAR ENERGY INITIATIVES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-148155	20-5241121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

818 A1A North, Suite 201, Ponte Vedra Beach, Florida 32082
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (904) 644-6090

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, NY  10005
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Registrant hereby amends its Current Report on Form 8-K dated April 30, 2009, filed with the Securities and Exchange Commission on May 22, 2009 (the "Original Form 8-K"), to amend Items 1.01and 3.02 to provide additional disclosure with respect to additional closings .

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities.

As of July 10, 2009, Solar Energy Initiatives, Inc. (the “Company”) has closed the offering of the securities described below and sold an aggregate amount of 4,506,769 Units for aggregate gross proceeds of $1,352,030.

April 30 Financing

On April 30, 2009, to obtain funding for working capital, the Company entered into subscription agreements (the “April 30 Agreement”) with accredited investors (the “April 30 Investors”) pursuant to which the Investors purchased 760,463 units (each a “Unit” and collectively, the “Units”) for an aggregate principal amount of $228,126.60. Each Unit consists of one (1) share of the Company’s common stock, $0.001 par value (the “Common Stock”) and a warrant to purchase one (1) share of the Company’s Common Stock (a “Warrant” and collectively, the “Warrants”). Each Warrant is exercisable for a period of three years from the date of issuance at an initial exercise price of $0.60 per share.

May 8 Financing

On May 8, 2009, to obtain funding for working capital, the Company entered into subscription agreements (the “May 8 Agreement”) with accredited investors (the “May 8 Investors”) pursuant to which the Investors purchased 438,224 Units for an aggregate principal amount of $131,455.70. Each Unit consists of one (1) share of the Company’s Common Stock and a Warrant to purchase one (1) share of the Company’s Common Stock.  Each Warrant is exercisable for a period of three years from the date of issuance at an initial exercise price of $0.60 per share.

July 9 Financing

On July 9, 2009, to obtain funding for working capital, the Company entered into subscription agreements (the “July 9 Agreement”) with accredited investors (the “July 9 Investors”) pursuant to which the Investors purchased 471,415 Units for an aggregate principal amount of $141,448.93. Each Unit consists of one (1) share of the Company’s Common Stock and a Warrant to purchase one (1) share of the Company’s Common Stock.  Each Warrant is exercisable for a period of three years from the date of issuance at an initial exercise price of $0.60 per share.

July 10, Financing

On July 10, 2009, to obtain funding for working capital, the Company entered into subscription agreements (the “July 10 Agreement”) with accredited investors (the “July 10 Investors”) pursuant to which the Investors purchased 2,836,667 Units  for an aggregate principal amount of $850,999.60. Each Unit consists of one (1) share of the Company’s Common Stock and a Warrant to purchase one (1) share of the Company’s Common Stock. Each Warrant is exercisable for a period of three years from the date of issuance at an initial exercise price of $0.60 per share.

The Company has agreed that at any time it propose to conduct an offering of its securities so as to register any of its securities under the Securities Act of 1933, as amended (the “Act”), including under an S-1 Registration Statement or otherwise, it will at such time give written notice to the April 30 Investors, May 8 Investors, July 9 Investors and July 10 Investors, or their assigns, of its intention to do so.  Upon the written request of the investors, given within 10 days after receipt of any such notice, the Company will use its best efforts to cause the Common Stock and the shares of Common Stock issuable upon exercise of the Warrants  to be registered under the Act (with the securities which it is proposing to register).

The securities were offered and sold to the investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated under Regulation D thereunder. The July 9 Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Chardan Capital Markets LLC acted as placement agent in connection with the sale of $100,000 of the Untis.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this financing transaction.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
4.1
Form of Warrant issued to the April and May 2009 Investors (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2009)

99.1
Form of Subscription Agreement entered into by the April and May 2009 Investors (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR ENERGY INITIATIVES, INC.

Date: July 16, 2008	By:	/s/ David Fann
David Fann
Chief Executive Officer